Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-1) of To Prosperity Technology Inc. of our report dated May 24, 2019 relating to the consolidated financial statements of To Prosperity Technology Inc. and Subsidiaries for the years ended September 30, 2018 and 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Very truly yours, Flushing, New York May 24, 2019